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                                December 18, 1998





Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
1023 Cherry Road
Memphis, Tennessee  38117

           Re: $750,000,000 Aggregate Offering Price of Debt Securities of Harrah's Operating Company, Inc. and Related Guarantees of Harrah's Entertainment, Inc.

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by Harrah's Entertainment, Inc. ("HET") and Harrah's Operating Company, Inc. ("HOC") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $750,000,000 aggregate offering price of one or more series of debt securities of HOC (the "Debt Securities"). The payment of principal and interest with respect to the Debt Securities will be guaranteed by HET (the "Guarantees").

         You have provided us with a draft prospectus (the "Prospectus") which is part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). We also have examined the indenture to be entered into by and between HOC, HET as guarantor and a trustee

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
December 18, 1998
Page 2


relating to the Debt Securities (the "Indenture"). The Debt Securities may be issued pursuant to the Indenture or one or more supplements thereto (collectively, the "Indentures").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities and, for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed and the terms of each issuance will otherwise be in compliance with applicable law.

         We have made such legal and factual examination and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of HOC (the "HOC Board") of a resolution duly authorizing the issuance and delivery of the Debt Securities), the Debt Securities have been duly executed and delivered and the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of HOC against payment therefor in accordance with the terms and provisions of the applicable Indentures and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(b) each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (c) assuming

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
December 18, 1998
Page 3


that the terms of the Debt Securities as executed and delivered are as described in the Registration Statements, the Prospectus and the related Prospectus Supplement(s), (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to HOC or result in a default under or breach of any agreement or instrument binding upon HOC, (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to HOC, whether imposed by any court or governmental or regulatory body having jurisdiction over HOC, and (f) assuming that the Debt Securities are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of HOC, enforceable against HOC in accordance with the terms of the Debt Securities.

         2. When (a) the terms of the Guarantees have been duly established in accordance with the terms of the applicable Indenture and/or by adoption of the HET Board of a resolution duly authorizing the issuance and delivery of the Guarantees, and duly executed and delivered on behalf of HET in connection with the delivery of the Debt Securities, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (c) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (d) assuming that the Guarantees as executed and delivered do not violate any law applicable to HET or result in a default under or breach of any agreement or instrument binding upon HET, (e) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to HET, whether imposed by any court or governmental or regulatory body having jurisdiction over HET, (f) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (g) assuming that the Debt Securities have been duly authorized, executed, authenticated and delivered against payment therefor, the Guarantees will constitute valid and legally binding obligations of HET, enforceable against HET in accordance with the terms of the Guarantees.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion

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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
December 18, 1998
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concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We assume for purposes of this opinion that each of HET and HOC has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities; that the applicable Indentures have been duly authorized by all necessary corporate action by HET and HOC, have been duly executed and delivered by HET and HOC and constitute the legally valid, binding and enforceable obligations of each of HET and HOC, enforceable against each of HET and HOC in accordance with their terms; and the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indentures have been duly authorized, executed and delivered by each Trustee as applicable and constitute a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with their terms; and the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indentures.

         We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of HET and HOC filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.


                                 Very truly yours,

                                 /s/ LATHAM & WATKINS